Exhibit 4.1

FOURTEENTH SUPPLEMENTAL INDENTURE

FOURTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 11, 2012, among ALERE INC., a Delaware corporation (the “Issuer”), each of the Guarantors under the Indenture referred to below (the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of August 11, 2009, as amended, supplemented and modified by a First Supplemental Indenture dated as of August 11, 2009, a Second Supplemental Indenture dated as of September 22, 2009, a Fourth Supplemental Indenture dated as of November 25, 2009, a Sixth Supplemental Indenture dated as of February 1, 2010, an Eighth Supplemental Indenture dated as of March 1, 2010, a Tenth Supplemental Indenture dated as of March 19, 2010, a Twelfth Supplemental Indenture dated as of June 16, 2011 and a Thirteenth Supplemental Indenture dated as of June 16, 2011 (as so amended, supplemented and modified, and as further amended, supplemented or modified to date, the “Indenture”), by and among the Issuer, the Guarantors and the Trustee, providing for the issuance of 7.875% Senior Notes due 2016 (the “Notes”);

WHEREAS, under Section 9.02 of the Indenture, the Issuer and the Trustee may amend the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class;

WHEREAS, Holders holding at least a majority in aggregate principal amount of the outstanding Notes have consented to the amendments set forth herein in connection with the tender offer and consent solicitation of the Issuer commenced on November 26, 2012 with respect to the Notes (as the same may be amended, modified, supplemented or extended from time to time, the “tender offer”);

WHEREAS, this Supplemental Indenture is authorized by Section 9.02 of the Indenture;

WHEREAS, the Issuer desires and has requested the Trustee to join with it and the Guarantors in the execution and delivery of this Supplemental Indenture; and

WHEREAS, all conditions precedent set forth in the Indenture to the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee have been satisfied, and all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Issuers and the Guarantors, the legal, valid and binding agreement of the Issuers and the Guarantors, in accordance with its terms.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION 1. Amendments to the Indenture.

(a) Section 1.01 of the Indenture is hereby amended by deleting any defined term appearing in such section of the Indenture and elsewhere in the Indenture, and all references thereto, that are used solely in the Articles, sections, subsections or provisions of the Indenture deleted from the Indenture by virtue of clause (b) of this Section 1.

(b) The following Sections and clauses of the Indenture, and all references related thereto, are hereby deleted in their entirety and replaced with “Reserved” in lieu thereof:

A.	Section 4.06 “Change of Control”
B.	Section 4.07 “Limitations on Additional Indebtedness”
C.	Section 4.08 “Limitations on Restricted Payments”
D.	Section 4.09 “Limitations on Liens”
E.	Section 4.10 “Limitations on Asset Sales”
F.	Section 4.11 “Limitations on Transactions with Affiliates”
G.	Section 4.12 “Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries”
H.	Section 4.13 “Additional Guarantees”
I.	Section 4.14 “Limitations on Layering Indebtedness”
J.	Section 4.15 “SEC Reports”
K.	Section 4.16 “Limitations on Designation of Unrestricted Subsidiaries”
L.	Section 4.17 “Conduct of Business”
M.	Section 4.18 “Limitations on Sale and Leaseback Transactions”
N.	Section 4.19 “Limitations on Issuance or Sale of Equity Interests of Restricted Subsidiaries”
O.	Section 4.20 “Suspension of Covenants”
P.	clause (a)(iii) of Section 5.01 “Mergers, Consolidations, Etc.”
Q.	clauses (3), (4) and (5) of Section 6.01 “Events of Default”

SECTION 2. Effectiveness. Subject to the following sentence, upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall become effective and the Indenture and the Notes shall be amended, supplemented and modified in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture and the Notes for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. Notwithstanding the foregoing, the amendments to the Indenture provided for in Section 1 hereof shall become operative only upon notification by the Issuer to the Trustee that the Issuer has purchased validly tendered Notes on the Early Settlement Date (as defined in the tender offer) pursuant to the tender offer. If the tender offer is terminated or withdrawn or such validly tendered Notes are not purchased for any reason, the amendments, supplements and modifications to the Indenture provided for by Section 1 hereof shall be of no force and effect, and the Indenture and the Notes shall remain in effect in their present form.

SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended, supplemented and modified hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture and the Notes for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Remainder of Page Intentionally Blank;

Signature pages follow.]

IN WITNESS WHEREOF, the parties below have caused this Fourteenth Supplemental Indenture to be duly executed as the date first written above.

ALERE INC., a Delaware corporation

By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Chief Financial Officer,
Vice President and Treasurer

GUARANTORS:

ALERE GENETICS, INC.

ALERE HEALTH IMPROVEMENT COMPANY

ALERE HEALTH, LLC

ALERE HEALTHCARE OF ILLINOIS, INC.

ALERE HOME MONITORING, INC.

ALERE INTERNATIONAL HOLDING CORP.

ALERE OF NEW YORK, INC.

ALERE NEWCO, INC.

ALERE NEWCO II, INC.

ALERE NORTH AMERICA, INC.

ALERE SAN DIEGO, INC.

ALERE SCARBOROUGH, INC.

ALERE US HOLDINGS, LLC

ALERE WELLBEING, INC.

ALERE WELLOLOGY INC.

ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC

AMEDITECH INC.

BINAX, INC.

By:	/s/ David A. Teitel
Name: David A. Teitel
Title (respectively): Vice President and Treasurer; Vice President and Treasurer; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; President; Vice President, Finance; President; President; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance and Treasurer; Vice President, Finance; Vice President, Finance; General Manager; Vice President, Finance

Signature Page to 14th Supplemental Indenture – 7.875% Notes

GUARANTORS:

BIOSITE INCORPORATED

FIRST CHECK DIAGNOSTICS CORP.

FIRST CHECK ECOM, INC.

INNOVACON, INC.

INSTANT TECHNOLOGIES, INC.

INVERNESS MEDICAL, LLC

IVC INDUSTRIES, INC.

QUALITY ASSURED SERVICES, INC.

REDWOOD TOXICOLOGY LABORATORY, INC.

RMD NETWORKS, INC.

RTL HOLDINGS, INC.

SELFCARE TECHNOLOGY, INC.

ZYCARE, INC.

By:	/s/ David A. Teitel
Name: David A. Teitel
Title (respectively): Vice President, Finance; Vice President, Finance; Vice President; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance; Vice President, Finance; Vice President, Finance and Treasurer; Vice President, Finance; Vice President, Finance; Chief Financial Officer and Treasurer

GUARANTORS:

ALERE TOXICOLOGY SERVICES, INC. LABORATORY SPECIALISTS OF AMERICA, INC.

By:	/s/ Ellen V. Chiniara
Name: Ellen V. Chiniara Title (respectively): Secretary; Secretary

Signature Page to 14th Supplemental Indenture – 7.875% Notes

TRUSTEE: BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch Title: Vice President

Signature Page to 14th Supplemental Indenture – 7.875% Notes